UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 3, 2007, Gabriel Ruhan informed NaviSite, Inc. (the “Company”) that he was resigning as a director of the Company. Mr. Ruhan’s resignation was effective upon his notice to the Company.
In January 2007, the Company ceased being a “Controlled Company” within the meaning of Rule 4350(c)(5) of The Nasdaq Stock Market, Inc. (“Nasdaq”). As a result, the Company must comply with certain independence requirements of the Nasdaq rules, including the requirement of having a majority of directors be “independent directors”, as defined in Nasdaq Rule 4200(a)(15). Mr. Ruhan resigned in order to bring the Company into compliance with the requirement that a majority of the directors be “independent directors.”
Mr. Ruhan is the brother of the Chairman of the Board of Directors of the Company. Mr. Ruhan continues to serve as a director of certain subsidiaries of the Company.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaviSite, Inc.
Date: May 4, 2007

By:	/s/ James W. Pluntze
James W. Pluntze
Chief Financial Officer